Calculation of Filing Fee Tables
S-3
Nurix Therapeutics, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock, par value $0.001 per share	457(o)			$ 113,650,000.00	0.0001381	$ 15,695.06
Fees Previously Paid	2	Equity	Common stock, par value $0.001 per share	457(o)			$ 300,000,000.00		$ 45,930.00
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 413,650,000.00		$ 61,625.06
			Total Fees Previously Paid:						$ 45,930.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 15,695.06
Offering Note
[1]	Consists of shares to be issued pursuant to that certain Equity Distribution Agreement dated August 4, 2021 (as amended by Amendment No. 1 dated July 11, 2024, and as further amended by Amendment No. 2 dated October 31, 2024, and Amendment No. 3 dated March 6, 2026), by and between the Registrant and Piper Sandler & Co. (the "Equity Distribution Agreement"). The proposed maximum aggregate offering price is being used to calculate the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. On October 31, 2024, the registrant filed a prospectus supplement (the "Prospectus Supplement") with the Securities and Exchange Commission as part of its registration statement on Form S-3ASR (File No. 333-280117) (the "Registration Statement"), relating to the offer and sale of its common stock having an aggregate offering price of up to $300,000,000 pursuant to the terms of the Equity Distribution Agreement. The registrant is amending the Prospectus Supplement to increase the aggregate offering price by $113,650,000 in the aggregate, excluding the $300,000,000 previously registered. The fee is calculated in accordance with Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement.

[2]	See note 1. The registrant previously paid a registration fee of $45,930.00 in connection with the filing of the Prospectus Supplement.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Narrative Disclosure
The maximum aggregate offering price of the securities to which the prospectus relates is $413,650,000.00. The prospectus is a final prospectus for the related offering.